EXHIBIT 23.2

CONSENT OF REGISTERED INDPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cicero Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cicero Inc. of our report dated March 31, 2009, relating to the balance sheet as of December 31, 2008 and the related statements of operation, stockholders’ equity, and cash flows for the years ended December 31, 2008 and 2007, which appear in the December 31, 2008 Annual report on Form 10-K of Cicero Inc.

/s/ MARGOLIS & COMPANY P.C.

Certified Public Accountants

Bala Cynwyd, PA

July 14, 2009